Exhibit 99.1

PRESS RELEASE

Apr. 25, 2022

Arrowhead Pharmaceuticals and Vivo Capital Launch Joint Venture Aimed at Greater China Market

- Visirna Therapeutics, the Joint Venture formed by Arrowhead and Vivo, received an exclusive license in Greater China to four of Arrowhead’s RNAi-based investigational cardiometabolic medicines

- Vivo provided an initial investment of $60 million into Visirna

- Arrowhead and Vivo both received equity ownership of Visirna, with Arrowhead being the majority shareholder

- Arrowhead is eligible to receive potential royalties on commercial sales

PASADENA, Calif., Apr. 25, 2022 — Arrowhead Pharmaceuticals Inc. (NASDAQ: ARWR) today announced that it has formed a joint venture, Visirna Therapeutics, with Vivo Capital to expand the reach of innovative medicines in Greater China. The company also announced that it has entered into a license agreement with Visirna, pursuant to which Visirna will have exclusive rights to develop and commercialize four of Arrowhead’s investigational RNA interference (RNAi) therapeutics for cardiometabolic diseases in mainland China, Hong Kong, Macau, and Taiwan. Funds affiliated with Vivo provided initial funding of $60 million to Visirna and Vivo will leverage its network in Greater China to support Visirna, particularly in recruiting Visirna’s leadership team and actively engaging in corporate development, clinical, and regulatory strategies in the region. Arrowhead has a majority stake in Visirna, after accounting for shares reserved for the employee stock ownership plan, and is further eligible to receive potential royalties on commercial sales.

“Greater China is an important region for global pharmaceutical products broadly, and specifically for medicines that treat cardiovascular and metabolic diseases. We believe that the best way to get important new medicines to patients in China as quickly and effectively as possible is to have a dedicated entity with its own management and development staff that understand and are solely focused on the intricacies of China’s clinical, regulatory, and commercial environment. We believe this structure will allow us to maximize the value of key Arrowhead assets, without losing focus on our core business opportunities,” said Christopher Anzalone, Ph.D., Arrowhead’s president and CEO. “Our colleagues at Vivo Capital have a broad network in the Chinese biopharma ecosystem, which makes them an invaluable partner as we look to recruit the best people to run this new business.”

“We deeply appreciate our partners at Arrowhead entrusting us with the development of these valuable assets for Chinese patients,” commented Dr. Hongbo Lu, Managing Partner of Vivo Capital. “Anchored by these four assets in an advanced development stage, Visirna will be well positioned to be a leading nucleic acid therapeutics platform company and further build its competitive advantage via internal R&D and strategic acquisitions of additional products. This deal continues to demonstrate Vivo’s unique capability to leverage its platform and ecosystem approach in creating proprietary investment opportunities. We look forward to embarking on this exciting journey with our partners at Arrowhead.” Drs. Hongbo Lu and Gaurav Aggarwal, managing director of Vivo Capital, will join the Visirna board.

Under the terms of the agreement, Visirna receives an exclusive license to develop and commercialize four undisclosed investigational RNAi therapeutics targeting cardiovascular and metabolic diseases (Licensed Products) in Greater China (Licensed Territory). Visirna will be wholly responsible for clinical development and commercialization of the Licensed Products in the Licensed Territory. Arrowhead is eligible to receive royalties on net commercial product sales in the Licensed Territory. Arrowhead also received the right to appoint members to the Visirna board of directors. Visirna will be headquartered in Shanghai, and recruitment of management and development staff is currently underway.

About Vivo Capital

Founded in 1996, Vivo Capital is a leading global healthcare investment firm with a diverse, multi-fund investment platform in venture capital, growth equity, buyout, and public equities. The Firm has approximately $6.4 billion in assets under management and has invested in over 290 public and private companies worldwide. Headquartered in Palo Alto, California, with additional offices in Asia, the Vivo team consists of more than 50 multi-disciplinary professionals. Vivo invests broadly in healthcare across all fund strategies, including biotechnology, pharmaceuticals, medical devices, and healthcare services, with a focus on the largest healthcare markets globally.

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company’s email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” or “continue” are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline or product candidates, including anticipated regulatory submissions and clinical program results, prospects, or benefits of our collaborations with other companies, or other characterizations of future events or circumstances are forward-looking statements. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties, including the impact of the ongoing COVID-19 pandemic on our business, the safety and efficacy of our product candidates, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, our ability to successfully develop and commercialize drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors:

LifeSci Advisors, LLC

Brian Ritchie

212-915-2578

britchie@lifesciadvisors.com

www.lifesciadvisors.com

Media:

LifeSci Communications, LLC

Josephine Belluardo, Ph.D.

646-751-4361

jo@lifescicomms.com

www.lifescicommunications.com

Source: Arrowhead Pharmaceuticals, Inc.

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